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                                 EXHIBIT 4.1(a)

                          ARTICLES OF AMENDMENT OF THE
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
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                          ARTICLES OF AMENDMENT OF THE
               AMENDED AND RESTATED ARTICLES OF INCORPORATION OF
                               SITEL CORPORATION

    Pursuant to the Minnesota Business Corporation Act, SITEL Corporation, a Minnesota corporation, executes the following Articles of Amendment of its Amended and Restated Articles of Incorporation:

    FIRST:  The name of the corporation is SITEL Corporation.

    SECOND: The Board of Directors and the stockholders of the corporation have approved the amendment of Section 4.1 of Article IV of the Amended and Restated Articles of Incorporation of the corporation to read in its entirety as follows:

        4.1 NUMBER OF SHARES. The aggregate number of shares of stock which the corporation shall have the authority to issue is 200,000,000 shares of stock, having a par value of $.001 each.

    THIRD:  Such amendment has been adopted pursuant to Chapter 302A.

    Dated this 29th day of August, 1996.

                                          SITEL CORPORATION

                                          By:      /s/ MICHAEL P. MAY
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                                               Michael P. May, President

    /s/ NANCY C. NOACK
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Nancy C. Noack, Secretary